Exhibit 99.1

            PAYLESS SHOESOURCE REPORTS APRIL SAME-STORE SALES RESULTS

     TOPEKA, Kan., May 5 /PRNewswire-FirstCall/ -- Payless ShoeSource, Inc. (NYSE: PSS) today reported that same-store sales decreased 2.8 percent during the April reporting period, the four weeks ended April 30, 2005. Sales in April reflect the negative effect of the shift in Easter to March 2005 from mid-April last year. All data in this press release relate to continuing operations.

     Company sales totaled $242.5 million, a 4.4 percent decrease from $253.8 million during fiscal April of last year.
    Total sales for the first quarter of fiscal 2005 were $695.2 million, a
0.4 percent increase from $692.3 million during the similar period in fiscal
2004.

     Same-store sales increased 2.7 percent during the first quarter of the fiscal year.

     Sales were as follows (unaudited):

                       APRIL SALES* (DOLLARS IN MILLIONS)

                                  Percent         Same-Store Sales***
      Fiscal         Fiscal        Increase/       Percent
      2005**         2004**        (Decrease)      Increase/(Decrease)
     --------       --------       ----------      -------------------
     $  242.5       $  253.8             (4.4)%                   (2.8)%

                    FIRST QUARTER SALES* (DOLLARS IN MILLIONS)

                                   Percent         Same-Store Sales***
      Fiscal         Fiscal        Increase/       Percent
      2005**         2004**        (Decrease)      Increase/(Decrease)
     --------       --------       ----------      -------------------
     $  695.2       $  692.3              0.4%                     2.7%

     *   Sales from continuing operations.

     ** The fiscal year for operations in the company's Latin American region and Japan is based on a December 31 year-end. Operations in the company's Latin American region (178 stores) and Japan are included in total company results on a one-month lag relative to results from other regions.

     *** Same-store sales represent sales of those stores in the United
         States, Canada, Puerto Rico, Guam and Saipan that were open during both periods. Same-store-sales exclude stores in the company's Latin American region.

     "We are pleased with our April results, particularly considering the Easter shift," said Steven J. Douglass, Chairman and Chief Executive Officer of Payless ShoeSource, Inc. "Sales exceeded our expectations for two of the three months of the first quarter. It is clear that customers have reacted positively to the company's spring merchandise, to-date."

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     "As a result of the solid performance in April, Payless met its objective of low-single digit positive same-store sales during the first quarter for the second consecutive year. Looking forward, Payless ShoeSource remains committed to its long-standing goal to continue to achieve low single-digit positive same-store sales on a consistent basis, through successful execution of our merchandise authority strategy."

     The company intends to report financial results for the first quarter 2005 on Thursday, May 19, 2005.

     Payless ShoeSource, Inc. is the largest specialty family footwear retailer in the Western Hemisphere. As of the end of April 2005, the Company operated a total of 4,646 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(R), at http://www.payless.com .

     This release contains forward-looking statements relating to anticipated financial performance. A variety of known and unknown risks and uncertainties and other factors could cause actual results to differ materially from the anticipated results or expectations. Please refer to the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2005 for more information on risk factors that could cause actual results to differ. The company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

     For additional information regarding April 2005 sales performance, please call the Payless ShoeSource Investor Relations phone line at 1-800-626-3204. Select submenu 1, option 2. Or, visit our Investor Relations website at http://www.paylessinfo.com .

SOURCE  Payless ShoeSource, Inc.
    -0-                             05/05/2005
    /CONTACT: Timothy J. Reid of Payless ShoeSource, Inc., +1-785-295-6695/ /Company News On-Call: http://www.prnewswire.com/comp/136152.html/
    /Web site:  http://www.paylessinfo.com /